Exhibit 10.50

GENERAL RELEASE AGREEMENT

This General Release Agreement (the “Agreement”) is made and entered into by and between CYTORI THERAPEUTICS, INC. (Company) and John Ransom.

WHEREAS, John Ransom has been employed by CYTORI THERAPEUTICS, INC. as its Vice President of Research – Regenerative Cell Technology since December 9, 2005;

WHEREAS, for sound business reasons and in the best interests of the Company, the Company has decided to end John Ransom’s employment with the Company effective August 2, 2007;

WHEREAS, John Ransom and the Company do not anticipate that there will be any disputes between them or legal claims arising out of John Ransom's separation from the Company, the parties nevertheless desire to ensure a completely amicable parting and to settle fully and finally any and all differences or claims that might otherwise arise out of John Ransom's employment with the Company relative to the termination of his employment;

NOW, THEREFORE, in consideration of the mutual promises contained herein, it is agreed as follows:

1.	Separation from Employment Relationship. The employment relationship terminated and ceased as of August 2, 2007 (Separation Date).

2.
Consideration.   In consideration of John Ransom agreeing to enter into this General Release Agreement, CYTORI agrees to pay John Ransom a lump sum of sixty-six thousand, six hundred and sixty seven dollars (total =$ 66,667) less standard tax and withholding amounts.  It is understood that there will be no continuation of any benefits, except in accordance with applicable law, or additional vesting of stock options beyond the Separation Date and/or otherwise provided in connection with the 1997 Stock Option and Stock Purchase Plan and/or 2004 Equity Incentive Plan unless expressly provided herein. John Ransom’s right to exercise stock options vested as of the Separation Date shall extend through and terminate on December 31, 2007. John Ransom shall also be entitled to outplacement services under DBM’s outplacement “DBM Select” program.

3.
Confidentiality.   The parties understand and agree that this Agreement, and the matters discussed in negotiating its terms, is entirely confidential.  It is therefore expressly understood and agreed that John Ransom will not reveal, discuss, publish or in any way communicate any of the terms, amount or fact of this Agreement to any person, organization or other entity, except as may be required by law and except to Employee’s immediate family members and professional representatives, who shall be informed of and bound by this confidentiality clause. It is also agreed and understood that Company may make any disclosure of the terms of the Agreement as may be required by law.

4.	Release of Claims. John Ransom, for himself and his heirs, successors and assigns, does hereby agree to waive, release, acquit and forever discharge Company, and Company’s parents, subsidiaries, affiliates, and related entities or companies, and all past and present officers, directors, shareholders, employees, agents, partners, attorneys, heirs, successors, and assigns, (hereinafter “Released Parties”) from any and all claims, actions, complaints and causes of action for monetary damages (hereinafter collectively referred to as “claims”), of whatever nature, whether known or unknown, which exist or may exist on John Ransom’s behalf against Released Parties as of the date of this Agreement, including but not limited to any and all tort claims, contract claims, wage claims, commission claims, bonus claims, overtime claims, wrongful termination claims, public policy claims, retaliation claims, statutory claims, personal injury claims, emotional distress claims, privacy claims, defamation claims, fraud claims, and any and all claims arising under any federal, state or other governmental statute, law, regulation or ordinance relating to employment, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the California Labor Code, and the California Fair Employment and Housing Act covering discrimination in employment, including race, color, religious creed, national origin, ancestry, physical or mental disability, medical condition, marital status, military status, family care leave, pregnancy, sex, sexual orientation, age, and harassment or retaliation. Limitation of Release-Notwithstanding the foregoing, none of the terms of this Agreement shall be construed so as to release those rights which as a matter of law or public policy cannot be waived, including but not limited to unwaivable rights or claims the Employee may have under the California Labor Code, California Fair Employment and Housing Act, or with the U.S. Equal Employment Opportunity Commission, provided that Employee agrees not to seek any monetary damages or other relief in any such proceeding.

5.
Waiver of Rights Under Section 1542.  It is further understood and agreed that John Ransom hereby expressly waives and relinquishes any and all claims, rights or benefits that he may have under California Civil Code section 1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in him favor at the time of executing the release which if known by he must have materially affected him settlement with the debtor.”

In connection with such waiver and relinquishment, John Ransom acknowledges that he may hereafter discover claims or facts in addition to or different from those which he now knows or believes to exist with respect to the matters released herein, and he expressly agrees to fully, finally and forever settle and release any and all claims, known or unknown, suspected or unsuspected, which exist or may exist on him behalf against the Released Parties at the time of execution of this Agreement, including, but not limited to, any and all claims relating to or arising from him employment with Company or the termination of that employment.

6.
Continuing Obligations Regarding Confidential or Proprietary Information. John Ransom agrees to abide by all the surviving provisions of the Employment, Confidentiality and Assignment of Inventions Agreement which he executed on December 19, 2005, including but not limited to, promises to protect all confidential and proprietary information of Company.

7.	Release of Age Discrimination Claims. In addition to the Release in Section 4 above, John Ransom agrees to the release of all known and unknown claims, including expressly the waiver of any rights or claims arising out of the Federal Age Discrimination in Employment Act (“ADEA”) 29 U.S.C. § 621, et seq., and in connection with such waiver:
	a.	John Ransom is hereby advised to consult with an attorney prior to signing this Agreement.
	b.	John Ransom shall have a period of forty-five (45) days from the date of receipt of this Agreement in which to consider the terms of the Agreement. John Ransom may at his option execute this Agreement at any time during the 45-day period.
	c.	John Ransom may revoke this Agreement at any time during the first seven (7) days following his execution of this Agreement, and this Agreement shall not be effective or enforceable until the seven-day period has expired.

8.	Employer Property And Trade Secrets. John Ransom will return to Company any and all of its property and documents which he may have in his possession. Including but not limited to the following:

•	Any proprietary devices and equipment, cameras, video equipment etc.
•	Any Company information, including electronic files, hard copies etc.

John Ransom further agrees never to disclose to any person or entity any confidential or proprietary information of or about Company, except upon the express authorization and consent of Company.

9.
Non-Disparagement.  John Ransom agrees that he will not at any time defame, disparage or impugn the reputation of Company or any employees of Company in any future communications with any third-party or entity.  “Disparage,” as used in this Agreement, means to make any statement, written or oral, that casts the Company in a negative light of any kind, or implies or attributes any negative quality to the Company.

10.
COBRA.  John Ransom hereby acknowledges that Company has advised him that pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) he has a right to elect continued coverage under Company’s group health plan, at his own expense, for a period of eighteen months from the date of his termination.

11.
Ownership of Claims.  John Ransom represents and warrants that he is the sole and lawful owner of all rights, title and interest in and to all released matters, claims and demands as herein contained and that there has been no assignment or other transfer of any interest of any claim or demand which he may have against Company.

12.
Successors and Assigns.  It is further expressly understood and agreed by John Ransom that this Agreement and all of its terms shall be binding upon each party’s respective representatives, heirs, executors, administrators, successors and assigns.

13.	No Admission Of Wrongdoing. This Agreement shall not in any way be construed as an admission by the released parties of any acts of wrongdoing whatsoever against John Ransom or any other person.

14.
Entire Agreement. This General Release Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.

15.	Venue. Any proceeding brought to enforce this agreement shall be brought in San Diego Co., CA.

16.	Construction. If any provision herein shall be deemed void, invalid, unenforceable, or otherwise stricken, in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable. The parties hereby agree to substitute a valid provision that will most closely approximate the economic/legal effect and intent of the invalid provision. The parties agree to execute any additional documents that may reasonably be necessary to effectuate the purposes of this agreement.

I HAVE READ AND CAREFULLY CONSIDERED THIS GENERAL RELEASE AGREEMENT, AND I HAVE HAD A REASONABLE PERIOD OF TIME TO CONSIDER THIS AGREEMENT PRIOR TO SIGNING.  COMPANY HAS INDICATED THAT I AM FREE TO DISCUSS THIS AGREEMENT WITH MY FAMILY AND HAVE IT REVIEWED BY MY ATTORNEY PRIOR TO SIGNING IF I SO DESIRE. I AM SIGNING THIS AGREEMENT FREELY AND VOLUNTARILY.

Signed: /s/ John Ransom
John Ransom
Date: August 6, 2007

CYTORI THERAPEUTICS, INC.
Signed: /s/ Christopher J. Calhoun
CHRISTOPHER J. CALHOUN
CEO
Date: August 13, 2007